Exhibit 10.1
*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
EXCLUSIVE MEMORANDUM OF UNDERSTANDING
This Exclusive Memorandum of Understanding is executed on 24th October 2007 at Pune by and between
Serum lnstitute of India Ltd., a Company having a place of business at 212/2, Hadapsar, Pune-411 028, India (hereinafter referred to as “Serum”) which expression shall include its successors and permitted assigns) of the One Part;
AND
AKORN INC. a company incorporated under the Laws of State of Louisiana, having place of business at 2500 Millbrook Drive Buffalo Grove, Illinois 60089-4694 (hereinafter referred as “AKORN”) which expression shall include its successors and permitted assigns) of the Other Part;
WHEREAS:
A.	AKORN is a leading pharmaceutical company in the United States and is engaged in the business of marketing pharmaceuticals.

/s/ ACP	1	/s/ ASP
SERUM		AKORN
*  CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
B.	SERUM is engaged in the Research and Development, Manufacturing and Marketing of Human Vaccines, Oncology and Pharmaceutical Products in India and abroad.

C.	AKORN is desirous of getting certain Vaccines sourced from SERUM for selling them in the Territory.

THE PARTIES THEREFORE HAVE DISCUSSED AND ARRIVED AT THIS UNDERSTANDING, WHICH AT A LATER DATE IS TO BE CONVERTED INTO AN EXCLUSIVE DEFINITIVE DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT:
1	SCOPE OF THE COLLABORATION
a)	SERUM is manufacturing and intends to sell the following vaccines in the United States of America and its territories on an exclusive basis (the Territory)
Measles Mumps Rubella Vaccine (MMR)
Human Diploid Rabies Vaccine
Recombinant Hepatitis B Vaccine
Onco BCG Vaccine (BCG)

/s/ ACP	2	/s/ ASP
SERUM		AKORN
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
b)	SERUM grants exclusive marketing rights to AKORN for the above listed products for the Territory for a period of Ten Years from the date of receipt of BLA Approval for the respective product

c)	Both the parties will have a pre IND meeting with CBER, USA to explore the possibility of registering the above listed Vaccines in USA

d)	AKORN shall fund all the clinical trials necessary for securing a BLA license for each product and agrees to pay for the FDA filing fee for the BLA for each of the Vaccines listed herein.

e)	If AKORN finds that the funding which it is required to make as per the clause (d) above is prohibitive then in such a case it reserves the right to not proceed with funding the clinical trials for that particular Vaccine. Consequently, the exclusive right granted by SERUM to AKORN for that Vaccine shall lapse immediately. SERUM then is free to formulate the strategy for marketing the Vaccine in USA on its own or through another company. AKORN has indicated that it is ready to fund the costs so far as they do not exceed the following amount for each Vaccine:

Measles Mumps Rubella Vaccine (MMR)	US $[***...***]
Human Diploid Rabies Vaccine	US $[***...***]
Recombinant Hepatitis B Vaccine	US $[***...***]
Onco BCG Vaccine (BCG)	US $[***...***]

/s/ ACP	3	/s/ ASP
SERUM		AKORN
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
f)	SERUM shall provide all the documents necessary for a BLA filing including but not limited to technical data, manufacturing processes and intellectual property, previous clinical data and provide assistance as may be required by AKORN initially for requesting a pre IND Meeting and then subsequently for obtaining a BLA License. SERUM shall provide Vaccine Products at no cost to AKORN necessary to conduct the Vaccine clinical trials.

g)	In consideration of SERUM granting the Exclusive Marketing Rights to AKORN, AKORN shall make the following payment to SERUM
*	US $[***...***] for each Vaccine listed above immediately after AKORN decides to proceed and conduct the Clinical Trials based on understanding the costs associated with commercializing the Vaccine product on the basis of the feedback from the pre IND meeting
2	REVENUE SHARING
It is agreed that the Net Revenues shall be split 50-50. SERUM shall bear all the Manufacturing Costs and AKORN shall bear all the marketing costs. AKORN and SERUM shall share the FDA Annual Establishment and Product Fee in the ratio of 50-50.

/s/ ACP	4	/s/ ASP
SERUM		AKORN
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
3	INDIVIDUAL ROLES & RESPONSIBILITIES
SERUM shall

Provide all the data, documents and assistance which AKORN may need for the pre-IND Meeting and for securing BLA License

Manufacture the Products for sale in USA in US FDA approved facilities so as to sell it in the US markets

Provide all the data, information as may be required for filing the relevant applications with US Authorities for registering the Vaccines

Supply these Vaccines to AKORN as per the marketing plan mutually agreed from time to time.

AKORN shall

Arrange for and co-ordinate the pre IND meeting

Conduct and pay for all the clinical trials, tests as may be required by CBER to register these Vaccines in the Territory

Market the Vaccines in the Territory

/s/ ACP	5	/s/ ASP
SERUM		AKORN
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
Shall make appropriate payments to SERUM as per the revenue sharing model agreed upon.

Shall file the applications for registering the Products in the Territory.

Shall remit the funds to SERUM as per the milestones agreed upon hereinabove
4	EQUITY PARTICIPATION

AKORN shall allot on private placement basis 1 million shares in Common Stock within 30 days of this MOU at the then current market price and as per the prevailing securities regulations of the SEC, USA. A separate Securities Purchase Agreement shall be executed for the purchase of these shares.

5	GENERAL TERMS
a)	AKORN agrees to hire a medical doctor who shall be an expert in Vaccines and epidemiology in order to manage the clinical trials for these vaccines

b)	Both the parties agree to arrive at AN EXCLUSIVE DEFINITIVE DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT within a period of 2 months from the date of this MOU. If there is any delay for executing AN EXCLUSIVE DEFINITIVE DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT then

/s/ ACP	6	/s/ ASP
SERUM		AKORN
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.

*Confidential Treatment Requested Under
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
the parties would discuss a corresponding extension for execution of agreement between SERUM and AKORN.

For Akorn Inc.	For Serum Institute of India Ltd.

/s/ Arthur S. Przybyl	/s/ A C Poonawalla
Arthur S. Przybyl	Mr. A C Poonawalla
President & Chief Executive Officer	Executive Director
Akorn Inc.	Serum Institute Of India Ltd.

Place — PUNE, INDIA

Witnesses

1 /s/ Sam Boddapati	1 /s/ Markarand Kaskere
Sam Boddapati	Markarand Kaskere

2 /s/ Douglas R. Pinnizel	2 /s/ P.J. Dostooz
Douglas R. Pinnizel	P.J. Dostooz

/s/ ACP	7	/s/ ASP
SERUM		AKORN
* CONFIDENTIAL TREATMENT REQUESTED — This language has been omitted and filed separately with the Securities and Exchange Commission.